EXHIBIT 99.1

Research Initiated on CGXP.OB with Strong Buy Recommendation.

DENVER—February  26, 2008—Ceragenix Pharmaceuticals, Inc. (OTCBB:CGXP) (the “Company”), a biopharmaceutical and medical device company focused on infectious disease and dermatology, today announced that Cohen Independent Research Group (www.cohenresearch.com) has initiated coverage of the Company with a Strong Buy recommendation.  The report covers the Company’s platform technologies in the treatment of atopic dermatitis (eczema)  and antimicrobial coatings for medical devices.

A full copy of the report is available for downloading online at www.cohenresearch.com.  Any opinions, judgments, estimates or forecasts regarding the Company’s historical or predicted performance or operations that are contained in the report are those of Cohen Independent Research Group alone and are not those of the Company or its management.  Neither the Company nor its management endorses, adopts, or concurs with any information contained in the report, and the Company undertakes no responsibility whatsoever to update or qualify such information.

The Company paid a fee of $22,500 in cash to Cohen Independent Research Group to write the report and make it available at no charge to the investing public.

About Cohen Independent Research Group

The Cohen Independent Research Group is Wall Street’s leading independent research firm, concentrating on emerging companies with strong management teams focused on shareholder value and sustainable competitive advantage. Cohen’s research reports highlight the company’s market opportunity, technology, management, competition and other key differentiators that may affect their long- and short-term valuation. Cohen focuses on those public companies that do not currently have Wall Street research analyst coverage. Cohen research reports are commissioned and paid for by the companies covered, or by third parties.

About Ceragenix

Ceragenix Pharmaceuticals, Inc. is a medical device company that develops and commercializes novel anti-infective treatments for indwelling medical devices based on its proprietary class of compounds, Ceragenins™ (or CSAs).  These compounds are active against a broad range of gram positive and negative bacteria. Ceragenix also owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram™. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities including completing development of its Ceragenin™ technology; the ability of the Company to meet its obligations under the supply and distribution agreement with Dr. Reddy’s Laboratories including, but not limited to, delivering shelf stable product prior to the planned launch; the ability of the Company to satisfy its outstanding convertible debt obligations; receiving the necessary marketing clearance approvals from the United States Food and Drug Administration; successful clinical trials of the Company’s planned products including, the ability to enroll the studies in a timely manner, patient compliance with the study protocol, and a sufficient number of patients completing the studies; the ability of the Company to commercialize its planned products; the ability of the Company to successfully manufacture its products in commercial quantities (through contract manufacturers); market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company’s ability to hire, manage and retain qualified personnel.  The aforementioned factors do represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular important factors that could cause actual results to differ materially from our forward-looking statements including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this press release may affect us to a greater extent than indicated.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including its Annual Report on Form 10-KSB for the year ended December 31, 2006, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K to be filed in 2008. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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